Exhibit 15.2

[Letterhead of Maples and Calder (Hong Kong) LLP]

RISE Education Cayman Ltd

Room 101, Jia He Guo Xin Mansion

No.15 Baiqiao Street, Guangqumennei

Dongcheng District, Beijing 100062

People’s Republic of China

19 April 2018

Dear Sirs

RISE Education Cayman Ltd

We have acted as Cayman Islands legal advisers to RISE Education Cayman Ltd (the “Company”) in connection with the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2017 (“Form 20-F”, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933.

We hereby consent to the filing of this opinion as an exhibit to the Form 20-F and to the reference to our name under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands Tax Considerations” included in the Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP